Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273167 on Form S-3 and Registration Statement Nos. 333-204305, 333-219222, 333-238794, 333-265256, and 333-282534 on Form S-8, of our reports dated March 9, 2026, relating to the consolidated financial statements of 3D Systems Corporation and the effectiveness of 3D Systems Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 9, 2026